UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On April 14, 2016, Energy XXI Ltd, a Bermuda exempted company (the “Company”), Energy XXI Gulf Coast, Inc., an indirect wholly-owned subsidiary of the Company (“EGC”), EPL Oil & Gas, Inc., an indirect wholly-owned subsidiary of the Company (“EPL”) and certain other subsidiaries of the Company listed on Schedule 1 of the Restructuring Support Agreement (as defined below) (together with the Company, EGC and EPL, the “Debtors”) filed voluntary petitions for reorganization (the petitions collectively, the “Bankruptcy Petitions”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) under the caption In re Energy XXI Ltd, et al., Case No. 16-31928.

Prior to filing the Bankruptcy Petitions, on April 11, 2016, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain holders (the “Second Lien Noteholders”) of EGC’s 11.000% Senior Secured Second Lien Notes due 2020 (the “Second Lien Notes”), providing that the Second Lien Noteholders party thereto will support a restructuring of the Debtors, subject to the terms and conditions of the Restructuring Support Agreement. The restructuring transactions contemplated by the Restructuring Support Agreement will be effectuated through a joint prearranged plan of reorganization in accordance with the terms and conditions of the term sheet dated April 11, 2016 (the “Term Sheet”), a copy of which is attached as Exhibit A to the Restructuring Support Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”). The Plan will represent a settlement of various issues, controversies, and disputes. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Restructuring Support Agreement.

The Restructuring Support Agreement provides, among other things, that:

•	Existing common stock and preferred stock of the Company would be extinguished, and existing equity holders would not receive consideration in respect of their equity interests.

•	The Debtors, on behalf of the holders of claims (the “First Lien Claims”) arising on account of the Company’s Second Amended and Restated First Lien Credit Agreement (the “Revolving Credit Facility”) and subject to further negotiations with the lenders (the “Lenders”) under the Revolving Credit Facility, will use their best efforts to ensure that at emergence, the amount drawn under the Revolving Credit Facility either (i) remains outstanding or (ii) is refinanced with a new facility with terms acceptable to the Second Lien Noteholders party to the Restructuring Support Agreement (the “Restructuring Support Parties”) who hold, in aggregate, at least 66.6% in principal amount of the Second Lien Notes Claims (as defined below) held by the Restructuring Support Parties (the “Majority Restructuring Support Parties”); provided, however that (a) $228 million of letters of credit usage remains outstanding and (b) other terms, including a borrowing base redetermination holiday, are acceptable to the Debtors and the Majority Restructuring Support Parties. If the Debtors are unable to obtain the foregoing treatment of the First Lien Claims, then the Debtors will use their best efforts to obtain treatment acceptable to the Debtors and the Majority Restructuring Support Parties.

•	Holders of claims relating to the Second Lien Notes (the “Second Lien Notes Claims”) will receive their pro rata share of 100% of the common stock in the reorganized company (the “New Equity”) on account of such Second Lien Notes Claims, subject to dilution from the issuance of New Equity in connection with the long-term management incentive plan for the reorganized Debtors (the “Management Incentive Plan”) and the Warrant Package (as defined below).

•	Holders of allowed priority claims (other than a priority tax claim or administrative claim) will receive either: (i) cash equal to the full allowed amount of such claim or (ii) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Majority Restructuring Support Parties.
•	Holders of secured claims (other than a priority tax claim, First Lien Claim, or Second Lien Notes Claim) will receive, at the Debtors’ election and with the consent of the Majority Restructuring Support Parties, either: (i) cash equal to the full allowed amount of such claim, (ii) reinstatement of such holder’s claim, (iii) the return or abandonment of the collateral securing such claim to such holder, or (iv) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Majority Restructuring Support Parties.

•	If the holders of claims relating to the unsecured EGC notes (the “EGC Unsecured Notes Claims”), the unsecured EPL notes (the “EPL Unsecured Notes Claims”) and the Company’s senior unsecured convertible notes (the “EXXI Convertible Notes Claims”) vote to accept the Plan, then such holders will receive their pro rata share of the package of out-of-the-money warrants equal to an aggregate of up to up to 10% of the New Equity (subject to dilution from the Management Incentive Plan) with a maturity of 10 years and an equity strike price equal to (i) the principal amount of the Second Lien Notes Claims less the original issue discount of approximately $53.5 million plus (ii) accrued and unpaid interest (the “Warrant Package”). If, however, the holders of such claims vote to reject the Plan, then such holders will not receive a distribution under the Plan. Subject to the terms of the Plan, the Warrant Package will be divided amongst the classes of EGC Unsecured Notes Claims, EPL Unsecured Notes Claims, or EXXI Convertible Notes Claims, consistent with their respective legal entitlements.

•	John D. Schiller, Jr. will continue as the New Entity’s Chief Executive Officer and a member of its board of directors.

The Restructuring Support Agreement also contains certain milestones (the “Milestones”) for progress in the Chapter 11 proceedings. The Restructuring Support Agreement contains certain other customary terms and conditions for transactions of this type and may be terminated upon the occurrence of certain events, which includes, among other things, any failure to meet the Milestones.

A copy of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”). The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restructuring Support Agreement.

Waiver to Lease

As previously reported, on June 30, 2015, Energy XXI GIGS Services, LLC, an indirect wholly-owned subsidiary of the Company (the “Tenant”), entered into a triple-net lease (the “Lease”) with Grand Isle Corridor, LP, a wholly-owned subsidiary of CorEnergy Infrastructure Trust, Inc. (“Grand Isle Corridor”), pursuant to which the Tenant will continue to operate the real and personal property constituting a subsea pipeline gathering system located in the shallow Gulf of Mexico shelf and storage and onshore processing facilities on Grand Isle, Louisiana sold to Grand Isle Corridor in June 2015.

Under the Lease, an event of default would be triggered by the Tenant upon (i) the filing by either the Tenant or the Company of a Bankruptcy Petition or (ii) the failure of either the Tenant or the Company to make any payment of principal or interest with respect to Material Debt (as defined in the Lease) after giving effect to any applicable cure period or the failure to perform under an agreement or instrument relating to such Material Debt (collectively, the “Specified Defaults”). Although the Tenant did not file a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code, the Company’s Bankruptcy Petition and failure to comply with its Material Debt instruments, would, among other things, allow Grand Isle Corridor to terminate the Lease.

As a result, the Tenant and Grand Isle Corridor entered into a Waiver to Lease, dated as of April 13, 2016 (the “Waiver”), whereby Grand Isle Corridor waived its right to exercise its remedies set forth under the Lease in the event of the Specified Defaults except its ability to exercise observer rights as detailed in Section 23.2(b)(vii) of the Lease. The Waiver will terminate if any of the following events occur: (i) a dismissal of the Company’s Bankruptcy Petition, (ii) conversion of the pending case from a Chapter 11 bankruptcy to a chapter 7 bankruptcy case or other liquidation proceeding, (iii) relief from the automatic stay or other relief which allows the creditors of the Material Debt to take action to enforce such Material Debt against the Company or its property or (iv) a Tenant Event of Default (as defined in the Lease) under the Lease other than arising out of the Specified Defaults expressly waived.

The foregoing description of the Waiver is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Waiver, a copy of which is filed as Exhibit 10.2 to this Form 8-K and incorporated by reference.

Item 1.03. Bankruptcy or Receivership.

As described above, on April 14, 2016, the Debtors filed Bankruptcy Petitions in the Bankruptcy Court seeking relief under the provisions of Chapter 11 of the Bankruptcy Code. The Debtors will continue to operate their businesses and manage their assets as debtors-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Concurrently with the filing of the Bankruptcy Petitions, the Company filed a winding-up petition commencing an official liquidation proceeding under the laws of Bermuda before the Supreme Court of Bermuda.

Court filings and other information related to the Bankruptcy Petitions are available at a website administered by the Company’s claims agent, Epiq Systems, at http://dm.epiq11.com/EnergyXXI, or via the Company’s Restructuring Hotline at (844) 807-7712 (toll free) or (503) 520-4464 (international).

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet.

The filing of the Bankruptcy Petitions described above constitutes an event of default and acceleration under each of the following debt instruments (the “Debt Instruments”):

•	Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011, by and among EGC, EPL, each of the guarantors party thereto, Wells Fargo Bank, N.A. as administrative agent, and the lenders and agents from time-to-time party thereto;

•	Indenture, dated as of March 12, 2015, among EGC, each of the guarantors party thereto, and U.S. Bank, N.A, relating to approximately $1,450.0 million aggregate outstanding principal amount of 11.000% second lien senior secured notes due March 15, 2020;

•	Indenture, dated December 17, 2010, among EGC, the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to approximately $720.6 million aggregate outstanding principal amount of 9.25% senior unsecured notes due December 15, 2017;

•	Indenture, dated February 25, 2011, among EGC, the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to approximately $101.1 million aggregate outstanding principal amount of 7.75% senior unsecured notes due June 15, 2019;

•	Indenture, dated September 26, 2013, among EGC, the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to approximately $238.1 million aggregate outstanding principal amount of 7.50% senior unsecured notes due December 15, 2021;

•	Indenture, dated May 27, 2014, among EGC, the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to approximately $144.0 million aggregate outstanding principal amount of 6.875% senior unsecured notes due March 15, 2024;

•	Indenture, dated as of February 14, 2011, and Supplemental Indenture, dated as of April 18, 2014, among EPL, the guarantors party thereto, and U.S. Bank National Association, as trustee, relating approximately $480.2 million aggregate outstanding principal amount of 8.25% senior unsecured notes due February 15, 2018;

•	Indenture, dated as of November 22, 2013, among the Company and Wilmington Trust, National Association, as trustee and convertible notes agent, relating to approximately $363.0 million aggregate outstanding principal amount of 3.0% senior convertible notes due December 15, 2018; and

•	Secured Second Lien Promissory Note, dated as of March 12, 2015, issued by EPL, as maker, in favor of EGC, as payee, relating to approximately $325.0 million aggregate outstanding principal amount due October 9, 2018.

The Debt Instruments provide that as a result of the Bankruptcy Petitions, the principal and interest due thereunder shall be immediately due and payable. However, any efforts to enforce such payment obligations under the Debt Instruments will be automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments will be subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 7.01 Regulation FD Disclosure.

On March 1, 2016 and March 18, 2016, the Company entered into confidentiality agreements with the Company and the Second Lien Noteholders (as amended, collectively, the “Confidentiality Agreements”). In connection with discussions that have occurred in anticipation of the Bankruptcy Petitions, the Company provided certain confidential information to the Second Lien Noteholders pursuant to the Confidentiality Agreements, which will expire pursuant to their terms at 12:00 p.m. eastern standard time on April 14, 2016. Pursuant to the Confidentiality Agreements, the Company has agreed to publicly disclose all material non-public information regarding the Company provided to the Second Lien Noteholders and their respective legal and financial advisors (the “Cleansing Materials”), including (i) creditor presentations and (ii) a proposal (the “RBL Proposal”) from the Company to the Lenders under the Company’s Revolving Credit Facility for treatment of the Revolving Credit Facility in a Chapter 11 proceeding submitted by the Lenders to the Company on April 6, 2016.

Copies of the Cleansing Materials, including (i) the creditor presentations and (ii) the RBL Proposal, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K.

In addition, on April 14, 2016, in connection with the entry into the Restructuring Support Agreement and the filing of the Bankruptcy Petitions, the Company issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99.3.

Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or their affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the related exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the bankruptcy filing by the Debtors, including, but not limited to: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 case, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 case as well the outcome of all other pending litigation and the outcome of the Chapter 11 case in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings, (vi) risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, (ix) the impact of a potential NASDAQ suspension of trading and commencement of delisting proceedings on the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets, (x) the uncertainty that any trading market for the Company’s common stock will exist or develop in the over-the-counter markets, and (xi) other risks and uncertainties. These risks and uncertainties could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2015 and December 31, 2015 for more information.  The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Restructuring Support Agreement by and among Energy XXI Ltd, Energy XXI Gulf Coast, Inc., EPL Oil & Gas, Inc., those certain additional subsidiaries of Energy XXI Ltd listed on Schedule 1 of the Restructuring Support Agreement and certain holders of the 11.000% senior secured second lien notes, dated April 11, 2016.
10.2	Waiver to Lease by and between Energy XXI GIGS Services, LLC and Grand Isle Corridor, LP, dated April 13, 2016.
99.1	Creditor presentations provided in connection with Second Lien Noteholder discussions.
99.2	RBL Proposal from Company, dated April 6, 2016.
99.3	Press Release of Energy XXI Ltd, dated April 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

By: /s/ Bruce W. Busmire
Bruce W. Busmire
April 14, 2016	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Restructuring Support Agreement by and among Energy XXI Ltd, Energy XXI Gulf Coast, Inc., EPL Oil & Gas, Inc., those certain additional subsidiaries of Energy XXI Ltd listed on Schedule 1 of the Restructuring Support Agreement and certain holders of the 11.000% senior secured second lien notes, dated April 11, 2016.
10.2	Waiver to Lease by and between Energy XXI GIGS Services, LLC and Grand Isle Corridor, LP, dated April 13, 2016.
99.1	Creditor presentations provided in connection with Second Lien Noteholder discussions.
99.2	RBL Proposal from Company, dated April 6, 2016.
99.3	Press Release of Energy XXI Ltd, dated April 14, 2016.